EXHIBIT 23

Independent Auditors' Consent

We consent to the incorporation by reference in Registration Statement No. 333-35901 of Amphenol Corporation on Form S-8 of our report dated January 18, 2000 (March 14, 2000 as to Note 13), appearing in this Annual Report on Form 10-K of Amphenol Corporation for the year ended December 31, 1999.


Deloitte & Touche LLP
Hartford, Connecticut

March 27, 2000